                                                                    EXHIBIT 10.2


                       PREFERRED STOCK PURCHASE AGREEMENT
                  (200,000 Shares of Series Z Preferred Stock)

                                 By and Between

                                CombiChem, Inc.,
                            a California corporation

                                       and

                               Dr. Sydney Brenner

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----

1.     Sale of Preferred Stock.....................................................  1

2.     Closing.....................................................................  1

3.     Representations and Warranties by the Company...............................  2
       (a)    Organization and Standing; Articles and Bylaws.......................  2
       (b)    Capitalization.......................................................  2
       (c)    Authorization........................................................  2
       (d)    Validity of the Shares...............................................  2

4.     Representations and Warranties by the Purchaser.............................  2
       (a)    Authorization........................................................  2
       (b)    Investment Intent....................................................  3
       (c)    Reliance Upon the Purchaser's Representations........................  3
       (d)    Restricted Securities................................................  3
       (e)    Receipt of Information...............................................  3
       (f)    Investment Experience................................................  4
       (g)    Limitations on Disposition...........................................  4
       (h)    Public Sale..........................................................  4
       (i)    Legends..............................................................  4

5.     Company Right of First Refusal..............................................  5

6.     Market Standoff Agreement...................................................  5

7.     Covenants of the Company....................................................  5
       (a)    Delivery of Financial Statements.....................................  5
       (b)    Termination of Covenants.............................................  6
       (c)    Stock Registration...................................................  6

8.     Defined Terms...............................................................  6

9.     Miscellaneous...............................................................  6
       (a)    Further Instruments and Actions......................................  6
       (b)    Notices..............................................................  7
       (c)    Governing Law........................................................  7
       (d)    Successors and Assigns...............................................  7
       (e)    Amendments and Waivers...............................................  7
       (f)    Counsel to the Company...............................................  7

EXHIBITS

Exhibit A      Technology List
Exhibit B      Patent Assignment Agreement
Exhibit C      Consent of Spouse

                       PREFERRED STOCK PURCHASE AGREEMENT
                  (200,000 Shares of Series Z Preferred Stock)


      THIS SERIES Z PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made as of October 12, 1994, by and between CombiChem, Inc., a California corporation (the "Company"), and Dr. Sydney Brenner (the "Purchaser," which term includes Purchaser's heirs, executors, guardians, successors and assigns).

      WHEREAS, the Purchaser is the owner of certain intellectual property rights and other rights to technology as set forth on Exhibit A (the "Technology");

      WHEREAS, the Purchaser desires to transfer all of Purchaser's rights, title and interest to the Technology to the Company as consideration for obtaining a fixed number of shares of the Company's preferred stock; and

      WHEREAS, the Company desires to obtain all of the Purchaser's right, title and interest to the Technology and the Company is willing to sell a fixed number of shares of the Company's preferred stock to Purchaser to obtain such rights and stock.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

      1. Sale of Preferred Stock. Subject to the terms and conditions of this Agreement, the Purchaser hereby purchases, and the Company hereby sells to the Purchaser, 200,000 shares of the Company's Series Z Preferred Stock (the "Shares") at a price per share of fifty cents ($0.50). As consideration for the Shares, the Purchaser hereby transfers and assigns to the Company all of the Purchaser's right, title and interest in and to the Technology. The Parties agree that the Technology has an aggregate value of one hundred thousand dollars ($100,000). The Purchaser also agrees to execute any additional agreements, instruments or documents which the Company, in its absolute discretion, deems necessary or appropriate to transfer the Technology to the Company.

      2. Closing. The purchase and sale of the Shares shall take place at the offices of the Company, simultaneous with the execution of this Agreement, or at such other place and time as the Company and the Purchaser shall mutually agree, either orally or in writing (the "Closing"). At the Closing, Purchaser shall deliver to the Company such agreements, instruments and documents as may be necessary to effect the transfer of the Technology to the Company, including, but not limited to, six (6) duly executed patent assignment agreements substantially in the form attached hereto as Exhibit B (individually a "Patent Assignment Agreement"). Promptly following the Closing, Purchaser shall deliver to the Company a duly executed Consent of Spouse agreement in the form attached hereto as Exhibit C. Within ten (10) business days following the Closing, after the Purchaser has delivered the Consent of Spouse agreement, the Company shall deliver to the Purchaser a certificate, registered in the name the Purchaser designates by notice to the Company, representing the Shares to be purchased by the Purchaser from the Company, dated the date of the Closing.

      3.    Representations and Warranties by the Company.

            The Company hereby represents and warrants to the Purchaser as follows:

            (a) Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company has furnished the Purchaser or its special counsel with copies of its Articles of Incorporation and its Bylaws. Said copies are true, correct, and complete and contain all amendments through the date of the Closing.

            (b) Capitalization. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (a) 30,000,000 shares of no par value Common Stock, 1,825,000 shares of which are issued and outstanding or committed for issuance on the date hereof; and (b) 10,000,000 shares of no par value Preferred Stock, of which: (i) 1,000,000 shares have been designated Series A Preferred Stock, 1,000,000 shares of which are issued and outstanding or committed for issuance on the date hereof; and (ii) 1,500,000 shares have been designated Series Z Preferred Stock, 200,000 shares of which are being sold and issued to Purchaser pursuant to this Agreement. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

            (c) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company's obligations under this Agreement and the Stock Registration Rights Agreement, and for the authorization, issuance, sale and delivery of the Shares and the Common Shares issuable upon conversion thereof ("Underlying Common Shares") has been taken prior to the Closing. This Agreement, when executed and delivered by the Company and the Purchasers, and the Stock Registration Rights Agreement shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

            (d) Validity of the Shares. The Shares and the Underlying Common Shares will be validly issued, fully paid and nonassessable.

      4.    Representations and Warranties by the Purchaser.

            The Purchaser hereby represents and warrants to the Company as follows:

            (a) Authorization. The Purchaser has the requisite legal power and authority to enter into this Agreement and that this Agreement when executed shall constitute a valid and legally binding obligation of the Purchaser.

            (b) Investment Intent. This Agreement is made with the Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution hereof Purchaser confirms, that the Shares have been acquired with Purchaser's own property (transfer of the Technology) for investment for an indefinite period for Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations, to such person or to any third person, with respect to any of the Shares.

            (c) Reliance Upon the Purchaser's Representations. The Purchaser understands (i) that the Shares are not, and the Underlying Common Shares acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act or qualified under the California Corporate Securities Law of 1968, as amended (the "LAW"), and (ii) that the Shares are being issued to the Purchaser on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or Regulation D promulgated thereunder and the exemption from qualification provided by Section 25102(f) of the Law, and (iii) that the Company's reliance on such exemptions is predicated on the Purchaser's representations set forth herein. The Purchaser realizes that the basis for the exemptions may not be present if, notwithstanding such representations, the Purchaser has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchaser does not have any such intention. These exemptions only exempt the issuance of the Shares to the Purchaser and not any sale or other disposition of the Shares or any interest therein by the Purchaser.

            (d) Restricted Securities. The Purchaser hereby confirms that the Purchaser has been informed that the Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. In addition, the Purchaser understands that any resale or transfer must comply with applicable state securities laws. Accordingly, the Purchaser hereby acknowledges that the Purchaser is prepared to hold the Shares for an indefinite period, and that the Purchaser is familiar with the provisions of Rule 144 of the Securities and Exchange Commission issued under the Securities Act, and is aware that Rule 144 is not presently available to exempt the sale of the Shares from the registration requirements of the Securities Act.

            (e) Receipt of Information. The Purchaser acknowledges that Purchaser has received all the information Purchaser considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser further represents that Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects, and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy or any information furnished to Purchaser or to which Purchaser had access.

            (f) Investment Experience. In connection with the investment representations made herein the Purchaser represents that Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's investment, has the ability to bear the economic risks of Purchaser's investment and has been furnished with and has had access to all of the information Purchaser considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, and has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management.

            (g) Limitations on Disposition. The Purchaser agrees that in no event will Purchaser make a disposition of any of the Shares, unless and until
(a) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (i) such disposition will not require registration of such Shares under the Securities Act, or (ii) that appropriate action necessary for compliance with the Securities Act has been taken, or (c) the Company shall have waived, expressly and in writing, its rights under clauses (a) and (b) of this subparagraph. The opinion shall also indicate that the disposition is exempt from, in compliance with, or qualified under all applicable state securities laws.

            (h) Public Sale. The Purchaser agrees not to make, without the prior written consent of the Company, any public offering or sale of the Shares, or of the Underlying Common Shares, although permitted to do so pursuant to Rule 144(k) promulgated under the Securities Act, until the earlier of (i) six months after the date on which the Company effects its initial registered public offering pursuant to the Securities Act, or (ii) five years after the date of the Closing of this Agreement.

            (i) Legends. All certificates representing any shares of Shares of the Company subject to the provisions of this Agreement shall have endorsed thereon customary legends regarding:

                  (1) Restrictions on transfer under the Federal Securities Act of 1933.

                  (2)   Market Standoff Agreement pursuant to Section 6 hereof.

                  (3) Rights of First refusal upon any resale of the Shares, pursuant to Section 5 hereof.

                  (4)   Any legend required by state securities laws.

      5. Company Right of First Refusal. Before any shares of the Company registered in the name of the Purchaser may be sold or transferred (including transfer by operation of law or other involuntary transfer, but excluding transfers by gift, will or intestate succession of the Purchaser) such shares shall first be offered to the Company in the manner and in accordance with the procedures and terms as set forth in Article VI of the Company's Bylaws. This right of first refusal shall terminate upon the closing of the Company's initial public offering of the common shares of the Company.

      6.    Market Standoff Agreement.

            (a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Purchaser shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to the Shares without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for one hundred eighty (180) days from and after the effective date of such registration statement or such longer time as may be required by the Company's underwriters. The limitations of this Section 6 shall remain in effect for the two-year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate and cease to have any force or effect.

            (b) In the event any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding common shares is effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Section 6 to the same extent the Shares are at such time covered by such provisions.

            (c) In order to enforce the limitations of this Section 6, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

            (d) The obligations in this Section 6 shall not apply to a registration relating solely to employee benefit plan shares or to a Rule 145 transaction registered on Form S-4.

      7.    Covenants of the Company.

            (a) Delivery of Financial Statements. The Company shall deliver to the Purchaser:

                  (1) as soon as practicable after the end of each fiscal year of the

Company, audited financial statements for such fiscal year, prepared in accordance with generally accepted accounting principles ("GAAP") together with an annual report of the Company; and

                  (2) As soon as practicable after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited financial statements for such fiscal quarter.

            (b) Termination of Covenants. The covenants set forth above in this Section 7 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

            (c) Stock Registration. Simultaneous with entering into this Agreement, the Company and the Purchaser are also entering into a Stock Registration Rights Agreement which grants certain rights to the Purchaser to have the Underlying Common Shares registered.

      8.    Defined Terms.

            When used herein the following defined terms shall have the respective definitions as set forth below:

      Agreement shall have the meaning set forth in the first paragraph.

      Closing shall have the meaning set forth in Section 2.

      Company shall have the meaning set forth in the first paragraph.

      GAAP shall have the meaning set forth in Section 7(a)(1).

      Law shall have the meaning set forth in Section 4(c).

      The Purchaser shall have the meaning set forth in the first paragraph.

      Shares shall have the meaning set forth in Section 1.

      Technology shall have the meaning set forth in the second paragraph.

      Underlying Common Shares shall have the meaning set forth in Section 3(c).

      9.    Miscellaneous.

            (a) Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

            (b) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at Purchaser's address hereinafter shown below Purchaser's signature or at such other address as such party may designate by advance written notice to the other party hereto.

            (c) Governing Law. This Agreement has been negotiated, executed and delivered in the State of California. The parties hereto agree that all questions pertaining to the validity and interpretation of this Agreement shall be determined in accordance with the laws of the State of California.

            (d) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, Purchaser's heirs, executors, administrators, guardians, successors and assigns.

            (e) Amendments and Waivers. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

            (f) Counsel to the Company. The Purchaser acknowledges and agrees that this Agreement has been prepared by Gray Cary Ware & Freidenrich, counsel to the Company, which counsel has represented the interests of the Company and not those of the Purchaser with respect to the transactions documented by this Agreement. The Purchaser further acknowledges and agrees that the Purchaser has been provided the opportunity and encouraged to consult with counsel of the Purchaser's own choosing with respect to this Agreement. The Purchaser certifies and acknowledges that the Purchaser has carefully read all of the provisions of this Agreement and that the Purchaser fully understands and shall fully and faithfully comply with such provisions.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    COMPANY:

                                    CombiChem, Inc.,
                                    a California corporation


                                    By: /s/ STANDISH FLEMING
                                        ----------------------------------------
                                            Standish Fleming, President

                      Address:      10975 Torreyana Road
                                    Suite 230
                                    San Diego, California  92121

                                    THE PURCHASER:


                                    /s/ SYDNEY BRENNER
                                    --------------------------------------------
                                    Dr. Sydney Brenner

                      Address:      17B St. Edwards Passage
                                    Cambridge CB2 3P5
                                    England


         [Signature Page to Series Z Preferred Stock Purchase Agreement]

                                    EXHIBIT A

                               LIST OF TECHNOLOGY


                                  See attached.

                                    EXHIBIT A


                                    "PATENTS"

      1. Sydney Brenner, "Combinatorial libraries and methods for their use," US Patent Application Serial No. 07/978,646, filed November 19, 1992.

      2. Sydney Brenner, "Combinatorial libraries and methods for their use," US Patent Application Serial No. 08/168,966, filed December 15, 1993 (continuation in part of 07/978,646).

      3. Sydney Brenner, "Combinatorial libraries and methods for their use," US Patent Application Serial No. 08/281,195, filed July 26, 1994 (continuation in part of 08/168,966).

      4. Sydney Brenner, "Multidimensional conduit combinatorial library synthesis device," US Patent Application Serial No. 08/281,194, filed July 26, 1994.

                                    EXHIBIT B


                           PATENT ASSIGNMENT AGREEMENT


                                  See attached.

                                   ASSIGNMENT

            WHEREAS, I, SYDNEY BRENNER, hereinafter referred to as "ASSIGNOR," have invented certain new and useful improvements as described and set forth in the below-identified application for United States Letters Patent:

            Title of Invention: "Combinatorial libraries and methods for their use."
            Date of Execution:                   Filing Date: 11/19/92
            Serial No.: 07/978,646.

            WHEREAS, COMBICHEM, INC., hereinafter referred to as "ASSIGNEE", is desirous of acquiring the entire right, title and interest in the said invention and application and in any Letters Patent which may be granted on the same;

      NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN: Be it known that, for One Dollar ($1.00) and other good and valuable considerations, receipt of which is hereby acknowledged by Assignor, Assignor has sold, assigned and transferred, and by these presents does sell, assign and transfer unto the said Assignee, and Assignee's successors and assigns, all right, title and interest in and to the said invention, said application for United States Letters Patent, and any Letters Patent which may hereafter be granted on the same in the United States and all countries throughout the world including any divisions, renewals, continuations in whole or in part, substitutions, conversions, reissues, prolongations or extensions thereof, said interest to be held and enjoyed by said Assignee as fully and exclusively as it would have been held and enjoyed by said Assignor had this assignment and transfer not been made, to the full end and term of any such Letters Patent.

      Assignor further agrees that he will, without charge to said Assignee, but at Assignee's expense, cooperate with Assignee in the prosecution of said application and/or applications, execute, verify, acknowledge and deliver all such further papers, including applications for Letters Patent and for the reissue thereof, and instruments of assignment and transfer thereof, and will perform such other acts as Assignee lawfully may request, to obtain or maintain Letters Patent for said invention and improvement in any and all countries, and to vest title thereto in said Assignee, or Assignee's successors and assigns.

      IN TESTIMONY WHEREOF, Assignor has hereunto signed his name to this assignment on the date indicated below.

Dated: October 12, 1994      _____________________________________
                             SYDNEY BRENNER
STATE OF CALIFORNIA                 )
                                    )  ss
COUNTY OF SAN DIEGO                 )


            On October 12, 1994, before me, the undersigned Notary Public, personally appeared SYDNEY BRENNER, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

            WITNESS my hand and official seal.



[SEAL]

                                CONSENT OF SPOUSE


      I, May Woolf Brenner, spouse of Dr. Sydney Brenner, have read and approve the foregoing Series Z Stock Purchase Agreement dated October 12, 1994 (the "Agreement"). I hereby appoint my spouse as my attorney-in-fact in respect to the transfer or exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement, the Technology transferred thereto as consideration for the Shares or in the Shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: October 20, 1994


                                       /s/ MAY WOOLF BRENNER
                                       ----------------------------------
                                       May Woolf Brenner